Exhibit 4.1

Omnibus incentive plan

Radiopharm Theranostics Limited ACN 647 877 889

Level 11 Central Plaza Two 66 Eagle Street Brisbane QLD 4000 | GPO Box 1855 Brisbane QLD 4001 Australia | ABN 42 721 345 951

Telephone +61 7 3233 8888 | Fax +61 7 3229 9949

Offices Brisbane Sydney Melbourne Newcastle	mccullough.com.au

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	5
2	Administration of the Plan		5
3	Eligible Participants		6
4	Plan limit		6
	4.1	Plan limit	6
	4.2	Further restriction on offers	6
5	Offer to participate in Plan		7
	5.1	Offer	7
	5.2	Provision of information with Offer	7
	5.3	Required documents for Offer	7
	5.4	Acceptance of offer	7
	5.5	Permitted Nominees	8
6	Granting of Awards		8
	6.1	Award statement or certificate	8
	6.2	Register of holders	8
7	Shares		8
	7.1	Offer or grant of Shares	8
	7.2	Free Grant	8
	7.3	Salary Contribution Arrangement	8
	7.4	Board discretion	9
	7.5	Allocation of Shares in the Trust	9
	7.6	Cessation of employment	9
8	Options		10
	8.1	Offer of Options	10
	8.2	Rights to acquire Shares	10
	8.3	Exercise price	10
	8.4	Right to exercise and lapse	10
	8.5	Cashless exercise	10

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9	Performance Rights		11
	9.1	Number of Shares to be issued, transferred or allocated on Vesting of a Performance Right	11
	9.2	Cash Settlement	11
	9.3	Exercise price	11
	9.4	Right to exercise and lapse	11
10	Share Appreciation Rights		12
	10.1	Number of Shares to be issued on Vesting of a Share Appreciation Right	12
	10.2	Calculation of Shares	12
	10.3	Cash Settlement	12
11	General Conditions		12
	11.1	Rights attaching to Shares	12
	11.2	Rights as a Shareholder	12
	11.3	Adjustment for reconstruction	13
	11.4	Dividends	13
	11.5	Voting rights	13
	11.6	Participation in further issues	13
	11.7	Transfer and Security Interests	13
	11.8	Transmission	13
	11.9	Quotation	14
	11.10	Application of Income Tax Assessment Act 1997	14
12	Lapse		14
	12.1	Lapse of Awards	14
13	Change of Control		15
	13.1	Board to notify Participant of Change of Control Trigger Event	15
	13.2	Action available to the Board for unexercised Options or Performance Rights	15
	13.3	Treatment of Share Appreciation Rights	15
	13.4	Action available to the Board for Shares	16
	13.5	Participants to cooperate and attorney	16
14	Issue, transfer or allocation Shares on Exercise and Vesting		16
	14.1	Issue, transfer or allocation of Shares	16
	14.2	Application for quotation	16
	14.3	Ranking of Shares	16
15	Disposal Restriction		16
	15.1	No disposal of Shares for a specified period	16
	15.2	No disposal of Shares for a specified period	17
	15.3	Holding locks or other procedures	17
	15.4	Restrictions cease on Change of Control Trigger Event	17

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16	Notice		17
	16.1	Method of giving notice	17
	16.2	When is notice given	18
	16.3	Participant’s address for notices	18
	16.4	Company’s address for notices	18
	16.5	Notices to Permitted Nominees	18
17	Amendment of the Plan		18
	17.1	Amendment	18
	17.2	Restrictions	18
18	Termination of the Plan		19
19	Administration of the Plan		19
	19.1	Authority to form policy and delegation	19
	19.2	Obligations of Board	19
	19.3	Board decisions	19
	19.4	Board, Company and delegates may act in its absolute discretion	19
	19.5	Independent advice by Board	19
20	Rights of Eligible Participants and Participants		19
21	Trust		20
	21.1	Establishment of Trust	20
	21.2	Rights and obligations	20
	21.3	Costs	20
	21.4	Administration and holding statements	20
	21.5	Registration of Participant’s Shares	20
22	General		21
	22.1	Listing Rules and Constitution	21
	22.2	Costs	21
	22.3	Advice	21
	22.4	Governing law and jurisdiction	21

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Omnibus incentive plan

Radiopharm Theranostics Limited ACN 647 877 889

The Plan involves the grant of Awards to Eligible Participants on the terms in this document.

1	Definitions and interpretation

1.1	Definitions

In this document:

Term	Definition
Acceptance Form	means an acceptance of an Offer completed and signed by an Eligible Participant (and any Permitted Nominee) in the form approved by the Board from time to time.
ASIC	means the Australian Securities and Investments Commission.
ASX	means ASX Limited ACN 008 624 691 or the securities exchange operated by it (as the case requires).
Awards	(a) means: (b) Shares; (c) Options; (d) Performance Rights; and (e) Share Appreciation Rights.
Bidder	means a person who proposes to acquire (together with their associates) all of the ordinary shares in the Company.
Board	means the Company’s board of Directors.
Business Day	means a business day as defined in the Listing Rules.
Cashless Exercise Facility	has the meaning set out in rule 8.5(b).
Change of Control Trigger Event

means:

(a)   a person acquires voting power (within the meaning of section 610 Corporations Act) in more than 50% of the ordinary shares in the Company;

(b)   an order of the court made for the purposes of section 411(4)(b) Corporations Act, in connection with a members’ scheme of arrangement to effect a change of Control of the Company, is lodged with ASIC under section 411(10) Corporations Act;

(c)   the Company disposes of the whole or a substantial part of its assets or undertaking; or

(d)   an event set out in paragraph (a), (b) or (c) is, in the opinion of the Board, likely to occur in the near future and the Board decides to nominate a date on which a Change of Control Trigger Event is taken to have occurred.

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Term	Definition
Company	means Radiopharm Theranostics Limited ACN 647 877 889.
Constitution	means the Company’s constitution.
Consultant	means any person who acts in an advisory capacity for, or is engaged in the provision of services to, the Group.
Control	has the meaning given to the term in section 50AA Corporations Act.
Corporations Act	means Corporations Act 2001 (Cth).
Director	means a director of the Company.
Disposal Restriction	means a restriction, set out in an Offer, on the creation of a Security Interest in, or the transfer, assignment, disposal or otherwise dealing with, a Share issued, transferred or allocated to the Participant on acceptance, exercise or Vesting of an Award.
Eligible Employee	means a full-time or permanent part-time employee of one or more companies in the Group, with a period of service as determined by the Board as at the date offers are made under the Plan, other than a person who, immediately after the acquisition of Shares under the Plan, would hold a legal or beneficial interest in more than 10% of the Shares on issue or would be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company.
Eligible Participant	means any person who is designated by the Board to be an Eligible Participant under rule 3.
Encumbrance

means:

(a)   any mortgage, charge, pledge or lien, and any security interest or a preferential or adverse interest of any kind;

(b)   a title retention arrangement;

(c)   a right of any person to purchase, occupy or use assets (including under a hire purchase agreement, option, licence, lease, or agreement to purchase);

(d)   a right to set-off or right to withhold payment of a deposit or other money;

(e)   an easement, restrictive covenant, caveat or similar restriction over property (except, in the case of land, a covenant noted on the certificate of title to the land concerned);

(f)    an agreement to create any of the items referred to in paragraphs (a) to (e) above or to allow any of those items to exist; or

(g)   a notice under section 255 Tax Act, subdivision 260-A in schedule 1 Taxation Administration Act 1953 (Cth), or any similar legislation.

Exercise Period	means the period from the Vesting Date to the Expiry Date.
Exercise Price	means the price payable on exercise of an Option or Performance Right (if any) to acquire the underlying Share.
Expiry Date	means, in respect of an Option or Performance Right, the date on or by which a Participant must exercise an Option or Performance Right before that Option or Performance Right expires as set out in the Offer.
Free Grant	means a grant of Shares to an Eligible Participant under rule 7 of the Plan at no cost to the Eligible Participant.
Grant Date	means the date on which a Participant is granted a Share, Option, Performance Right or a Share Appreciation Right, as applicable.

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Term	Definition
Grant Market Value	means the Market Value of a Share on the Grant Date of a Share Appreciation Right.
Group	means the Company and its Related Bodies Corporate.
ITAA 1997	means the Income Tax Assessment Act 1997 (Cth) as amended from time to time.
Listing Rules	means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.
Market Value

means:

(a)    the volume weighted average price of a Share over the period of 30 trading days ending on the relevant date (or if that day in not a trading day, the trading day before that day), excluding any off-market trades, special crossings and any other trades that the Board decides to exclude on the basis that the trades are not fairly reflective of natural supply and demand for Shares; or

(b)    the market price of a Share as determined by (and calculated by any method decided by) the Board.

Notice of Exercise	means a completed and signed notice substantially in the form approved by the Board from time to time.
Offer	means a written offer to participate in the Plan in the form approved by the Board from time to time.
Option	means an option granted under the Plan to subscribe for and be allotted the number of Shares set out in an Offer.
Participant	means an Eligible Participant or its Permitted Nominee (as the case requires) that has been granted an Award.
Performance Right	means a right of a Participant to be issued, transferred or allocated one Share upon exercise of such right and subject to satisfaction of the Vesting Conditions and any Disposal Restrictions.
Permitted Nominee	means a body corporate Controlled by an Eligible Participant, or any other entity as permitted by the Board.
Plan	means this omnibus incentive plan as amended from time to time.
Related Body Corporate	has the meaning given to the term in the Corporations Act.
Salary Contribution Arrangement	means a grant of Shares to Eligible Participants under the Plan under an arrangement whereby the Eligible Participant agrees to contribute an amount of his or her pre-tax salary or bonus towards the acquisition of Shares.
Security Interest	means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind.
Share	means a fully paid ordinary share in the Company.
Share Appreciation Right	means a right of a Participant to be issued, transferred or allocated that number of Shares as set out in rule 10.1 subject to satisfaction of the Vesting Conditions, any Disposal Restrictions and rule 10.3.

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Term	Definition
Tax Act 1997	means Income Tax Assessment Act 1997 (Cth).
Trust	means a trust created for the purpose of holding, transferring or allocating Awards (or Shares on exercise or vesting of an Award) in connection with this Plan from time to time and any other employee incentive plan operated by the Company or its subsidiaries from time to time.
Trustee	means the trustee of the Trust.
Vesting	means on satisfaction of the Vesting Conditions, the Participant’s entitlement to be issued, transferred or allocated Shares the subject of a Share Appreciation Right.
Vesting Conditions

means the vesting conditions specified in an Offer, which must be satisfied before:

(a)    an Option or Performance Right can be exercised by a Participant; or

(b)    Shares are issued, transferred or allocated to a Participant under a Share Appreciation Right.

Vesting Date

means:

(a)    in relation to Options or Performance Rights, the date after which an Eligible Participant may exercise an Option or Performance Right as set out in the Offer; and

(b)    otherwise, subject to rule 13.3(a), means the date on which a Participant is entitled to be issued, transferred or allocated Shares in respect of their Share Appreciation Rights, subject to the satisfaction of the Vesting Conditions and any Disposal Restrictions.

Vesting Market Value	means the Market Value of a Share on the Vesting Date of a Share Appreciation Right.

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1.2	Interpretation

In this document:

(a)	a reference to a clause or party is a reference to a clause of, or party to, this document;

(b)	a reference to a party to this document or any other document or agreement includes the party’s successors, permitted substitutes and permitted assigns;

(c)	if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a document or agreement (including a reference to this document) is to that document or agreement as amended, supplemented, varied or replaced;

(e)	a reference to this document includes the agreement recorded by this document;

(f)	a reference to legislation or to a provision of legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(g)	if any day on or by which a person must do something under this document is not a Business Day, then the person must do it on or by the next Business Day;

(h)	a reference to a person includes a corporation, trust, partnership, unincorporated body, government and local authority or agency, or other entity whether or not it comprises a separate legal entity;

(i)	a reference to ‘month’ means calendar month;

(j)	words defined in the Corporations Act have the same meaning when used in this document; and

(k)	headings are for convenience only and do not affect the interpretation.

2	Administration of the Plan

The Board will administer the Plan in accordance with this document.

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3	Eligible Participants

The Board may designate a Director, a director of any member of the Group, Eligible Employee, Contractor or Consultant as an Eligible Participant for the purposes of the Plan.

4	Plan limit

4.1	Plan limit

The Board must not grant Awards if the number of Shares which have been or would be issued in any of the following circumstances in aggregate would exceed 5% of the total number of Shares on issue at the date of the Invitation:

(a)	the number of Shares that may be issued as a result of the Awards granted under this Plan; and

(b)	the number of Shares which were or may be issued as a result of offers made at any time during the previous 3 year period:

(i)	under any other Company employee incentive scheme covered by Class Order 14/1000; and

(ii)	an ASIC exempt arrangement of a similar kind to an employee incentive scheme as defined in the Class Order,

but disregarding any Offer made, or Awards granted or Share issued by way of or as a result of:

(c)	an Offer to a person situated at the time of receipt of the Offer outside of Australia;

(d)	a disclosure document or product disclosure statement; or

(e)	an offer that did not need disclosure because of section 708 Corporations Act (including directors and senior managers for the purposes of the Corporations Act).

4.2	Further restriction on offers

No offer may be made to an Eligible Participant and no Shares may be issued or transferred to a Participant for the purposes of the Plan if to do so would cause the Company to contravene the Corporations Act or the Listing Rules (if applicable) or any other applicable securities law.

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5	Offer to participate in Plan

5.1	Offer

Subject to this Plan, the Board may make an Offer to any Eligible Participant to participate in the Plan.

5.2	Provision of information with Offer

The Offer must be in writing and (where applicable) include the following terms of issue of the relevant Award:

(a)	the name and address of the Eligible Participant to whom the offer is made;

(b)	the type and total number of Awards for which the Eligible Participant may accept;

(c)	any payment required to be made for the grant of the Award;

(d)	the date of the Offer;

(e)	any Exercise Period (including the Vesting Date and the Expiry Date);

(f)	any Exercise Price;

(g)	any Vesting Date;

(h)	any Vesting Conditions;

(i)	any Disposal Restrictions;

(j)	any other terms of the Awards; and

(k)	any matters required to be specified by the Corporations Act or Listing Rules.

5.3	Required documents for Offer

The Company will send the Offer to an Eligible Participant together with:

(a)	an Acceptance Form;

(b)	for Options and Performance Rights, a Notice of Exercise;

(c)	a copy of this Plan or a summary of this Plan (in which case this Plan will be made available on request, free of charge);

(d)	any other explanatory material which the Company wishes to distribute; and

(e)	any other documents and information required by the Corporations Act or Listing Rules.

5.4	Acceptance of offer

To accept an Offer, an Eligible Participant must complete, sign and return the Acceptance Form in accordance with the Offer.

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5.5	Permitted Nominees

(a)	The Board may, in its absolute discretion and without providing an explanation, permit an Eligible Participant to nominate a Permitted Nominee to be granted and hold Awards on behalf of the Eligible Participant.

(b)	Where the Board decides not to grant Awards to a Permitted Nominee, the Board will grant the Awards to the Eligible Participant instead and the Eligible Participant is taken to have accepted the Offer personally.

(c)	An Eligible Participant must immediately notify the Company in writing as soon as they become aware:

(i)	that they cease to Control their Permitted Nominee;

(ii)	of any transaction which may result in them ceasing to Control their Permitted Nominee; or

(iii)	that they cease to have an entitlement (whether or not that entitlement requires an exercise of discretion) to a majority of the distributions of their Permitted Nominee.

(d)	If an Eligible Participant ceases to Control their Permitted Nominee at any time, the Board may determine that any Awards granted to the Permitted Nominee be transferred to the Eligible Participant.

6	Granting of Awards

6.1	Award statement or certificate

The Company will, within ten Business Days following the date on which a Participant is granted an Award, deliver to each Participant:

(a)	a statement in the form the Board decides evidencing the grant of the Award; and

(b)	any other information required by the Constitution, Corporations Act or the Listing Rules (if applicable).

6.2	Register of holders

The Company must, if required by law, maintain separate registers of Awards.

7	Shares

7.1	Offer or grant of Shares

(a)	The Board may, from time to time, in its absolute discretion:

(i)	invite an Eligible Employee to apply for a grant of; or

(ii)	grant to an Eligible Employee,

Shares (including under a Free Grant or a Salary Contribution Arrangement), in accordance with the terms of the Plan and upon such additional terms and conditions as the Board determines.

7.2	Free Grant

Where Shares are granted to the Participant under a Free Grant, the Participant will be entitled to receive an allocation of Shares (equal to the amount set out in the Offer rounded down to the nearest whole number of Shares) specified in the Offer for no consideration, unless the Board exercises its discretion under rule 7.4 to determine otherwise.

7.3	Salary Contribution Arrangement

Where Shares are granted to a Participant under a Salary Contribution Arrangement, a Participant will be entitled to receive an allocation of Shares in return for agreeing to sacrifice an amount of his or her salary, wages or bonus equal to the amount specified in the Offer, as directed by the Board for this purpose, unless the Board exercises its discretion under rule 7.4 to determine otherwise.

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7.4	Board discretion

(a)	The Board may at any time decide that a grant of Shares should be made under the Plan, and that:

(i)	the Company should pay a specified amount under the Plan in respect of that grant, and that the Company will pay that amount as directed by the Board for this purpose;

(ii)	Participants should pay a specified amount under the Plan in respect of that grant, as directed by the Board; or

(iii)	the Company may provide additional benefits for any Participant based on the level of their participation on such terms as the Board determines.

(b)	If a Trust has been established under rule 21, the specified amounts referred to in rule 7.4(a) should be paid to the trustee of the Trust (if relevant), and are to be applied in acquiring Shares for allocation to Participants, whether:

(i)	by subscribing for new Shares to be issued by the Company; or

(ii)	by purchasing existing Shares on ASX or via an off-market transfer, as determined by the Board.

(c)	A determination to subscribe for or purchase Shares by the trustee of the Trust will only be effective if the funds referred to in rule 7.4(a) are provided to the trustee of the Trust, and are sufficient to meet the costs of the issue or acquisition.

7.5	Allocation of Shares in the Trust

If a Trust has been established under rule 21:

(a)	each Participant will be advised of the number of Shares that have been allocated to him or her in the Trust as soon as reasonably practicable following the date of allocation of the Shares; and

(b)	all Shares allocated in the Trust to Participants under the Plan will rank equally in all respects with other Shares for the time being on issue by the Company subject to the terms of the Trust (except as regards to rights attaching to such other Shares by reference to a record date prior to the date of their allocation or transfer).

7.6	Cessation of employment

(a)	Where a Participant has, pursuant to the terms of the Offer, elected to contribute an amount of their salary or wages in return for a grant of Shares under the Plan, and the full amount elected to be contributed has not been contributed by the Participant through a reduction in the salary, wages or bonus paid to them at the time their employment with the Group is terminated, then, if the Shares have been issued, transferred or allocated to that Participant, subject to the terms of the relevant offer, the Participant agrees to pay to the Group an amount equal to the amount of the salary, wages or bonus the subject of the election that has not been contributed through a reduction from their salary, wages or bonus at the time their employment ceases.

(b)	For the purposes of this Plan, a Participant will not be treated as ceasing employment until such time as the Participant is no longer an Employee and is no longer employed by the Group at the time the relevant Shares were allocated to the Participant. Subject to applicable laws, and at the discretion of the Board, a Participant who is granted an approved leave of absence and who exercises their right to work under any applicable award, enterprise agreement, other agreement, statute or regulation, will not be treated for those purposes as ceasing employment.

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8	Options

8.1	Offer of Options

Subject to the terms of the Offer, each Option will entitle the Eligible Participant to receive one Share upon the exercise of the Option.

8.2	Rights to acquire Shares

An Option entitles a Participant to be issued, transferred or allocated one Share:

(a)	provided any acquisition of Shares does not breach the Corporations Act or the Listing Rules;

(b)	provided any Vesting Conditions have been satisfied;

(c)	during the Exercise Period;

(d)	for payment of the Exercise Price; and

(e)	otherwise in the manner required by the Board and specified in the Offer.

8.3	Exercise price

The Exercise Price is the amount set out in the Offer.

8.4	Right to exercise and lapse

(a)	Subject to rule 8.2, a Participant may exercise an Option at any time in the Exercise Period by:

(i)	delivering a Notice of Exercise; and

(ii)	paying the Exercise Price, to the Company.

(b)	Unless the Board decides otherwise or as otherwise specified in an Offer, an Option that has not been exercised on or before the Expiry Date, lapses at 5.00pm Australian Eastern Standard Time on the day after the Expiry Date.

8.5	Cashless exercise

(a)	The Board may determine (in its discretion) and specify in an Offer that in exercising the Options, a Participant may elect to pay the Exercise Price by use of a cashless exercise facility. Where a cashless exercise facility is permitted, Options may be exercised by the Participating by either:

(i)	paying the total Exercise Price of all Options being exercised; or

(ii)	by use of the cashless exercise facility described below.

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(b)	The Cashless Exercise Facility entitles a Participant to set-off the Exercise Price against the number of Shares which the Participant is entitled to receive upon exercise of the Participant’s Options (Cashless Exercise Facility). By using the Cashless Exercise Facility, the Participant will receive Shares to the value of the surplus after the Exercise Price has been set-off. If a Participant elects to use the Cashless Exercise Facility, the Participant will only be issued that number of Shares (rounded down to the nearest whole number) as are equal in value to the difference between the total Exercise Price otherwise payable for the Options on the Options being exercised and the then market value of the Shares at the time of exercise (determined as the volume weighted average prices at which Shares were traded on the ASX over the one week period immediately preceding the exercise date) which is to be calculated in accordance with the following:

S = O x (MSP – EP)

             MSP

Where:

S = Number of Shares to be issued on exercise of the Options. O = Number of Options.

MSP = Market value of the Shares (calculated using the volume weighted average prices at which Shares were traded on the ASX over the one week period immediately preceding the exercise date).

EP = Option exercise price.

9	Performance Rights

9.1	Number of Shares to be issued, transferred or allocated on Vesting of a Performance Right

Subject to rule 9.2, each Performance Right entitles the Participant to be issued, transferred or allocated one Share after the Vesting Date and upon the exercise of the Performance Right:

(a)	subject to the satisfaction of the Vesting Conditions;

(b)	during the Exercise Period;

(c)	for payment of any Exercise Price;

(d)	provided any acquisition of Shares does not breach the Corporations Act or the Listing Rules (if applicable); and

(e)	subject to any other requirement contained in the Offer.

9.2	Cash Settlement

The Board may decide, in its absolute discretion to substitute the issue, transfer or allocation of Shares on the Vesting of Performance Rights, for the payment to the Participant of a cash amount calculated in accordance with the following formula:

Number of Performance Rights	×	Market Value of a Share on the Vesting Date of the Performance Rights

9.3	Exercise price

The Exercise Price (if any) is the amount set out in the Offer.

9.4	Right to exercise and lapse

(a)	Subject to rule 9.1, a Participant may exercise a Performance Right at any time in the Exercise Period by:

(i)	delivering a Notice of Exercise; and

(ii)	paying any Exercise Price, to the Company.

(b)	Unless the Board decides otherwise or as otherwise specified in an Offer, a Performance Right that has not been exercised on or before the Expiry Date, lapses at 5.00pm Australian Eastern Standard Time on the day after the Expiry Date.

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10	Share Appreciation Rights

10.1	Number of Shares to be issued on Vesting of a Share Appreciation Right

Subject to rule 10.3, the Share Appreciation Rights held by a Participant entitles the Participant to be issued, transferred or allocated, the number of Shares calculated under rule 10.2 after the Vesting Date:

(a)	subject to the satisfaction of the Vesting Conditions;

(b)	provided any acquisition of Shares does not breach Corporations Act or the Listing Rules, if applicable; and

(c)	subject to any other requirement contained in the Offer.

10.2	Calculation of Shares

(a)	The number of Shares which a Participant is entitled to in respect of the number of Share Appreciation Rights held by the Participant (on the basis that each right has the same Grant Date and Vesting Date) is calculated in accordance with the following formula:

(Vesting Market Value – Grant Market Value)	×	Number of Share Appreciation Rights
Vesting Market Value

(b)	If the Grant Market Value is greater than the Vesting Market Value, the Participant is not entitled to any Shares.

(c)	If the calculation under rule 10.2(a) results in the Participant being entitled to a fraction of a Share, the number of Shares is rounded to the nearest whole number of Shares.

10.3	Cash Settlement

The Board may decide, in its absolute discretion to substitute the issue, transfer or allocation of Shares on the Vesting of Share Appreciation Rights, for the payment to the Participant of a cash amount calculated in accordance with the following formula:

Number of Shares to which the Participant is entitled under clause 10.2 X Vesting Market Value

11	General Conditions

11.1	Rights attaching to Shares

Subject to any Disposal Restrictions, Shares acquired under this Plan carry all of the same rights and obligations of other Shares, except for any rights attaching to Shares by reference to a record date prior to the date of issue or transfer and subject to the terms of the Trust (if applicable).

11.2	Rights as a Shareholder

A Participant shall have no interest in Shares the subject of an Award until Shares are issued, transferred or allocated to that Participant, including upon the exercise or Vesting of that Award.

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11.3	Adjustment for reconstruction

If there is a reconstruction of the issued capital of the Company (including consolidation, sub- division, reduction or return), the number of Shares:

(a)	issued to a Participant under this Plan;

(b)	to be issued on exercise of an Option or Performance Right; or

(c)	over which a Share Appreciation Right exists,

(d)	will be adjusted to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital.

11.4	Dividends

A Participant does not have the right to participate in dividends on Shares until Shares are issued, transferred or allocated, including:

(a)	on the exercise of an Option or Performance Right; or

(b)	after Vesting of the Share Appreciation Rights.

11.5	Voting rights

A Participant does not have the right to vote in respect of an Option, a Performance Right or a Share Appreciation Right.

11.6	Participation in further issues

(a)	A Participant (other than a Participant that has been issued, transferred or allocated Shares in accordance with an Award) cannot participate in a new issue of Shares without:

(i)	exercising their Options or Performance Right; or

(ii)	being issued, transferred or allocated Shares for their Share Appreciation Rights.

(b)	If a pro rata bonus or cash issue of securities is awarded by the Company, the number of Shares:

(i)	to be issued on exercise of an Option or Performance Right and the Exercise Price; or

(ii)	over which a Share Appreciation Right exists,

will be adjusted as specified in the Listing Rules and written notice will be given to the Participant.

11.7	Transfer and Security Interests

Subject to rule 11.8, Participants may only:

(a)	create a Security Interest in; or

(b)	transfer, assign, dispose or otherwise deal with,

Awards, or any interest in Awards, with the prior written consent of the Board.

11.8	Transmission

The transmission of Awards to a legal personal representative of an Eligible Participant following an Eligible Participant’s death, may be made without the prior written consent of the Board.

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11.9	Quotation

(a)	The Company will not apply to ASX for official quotation of any of the Options, Performance Rights or Share Appreciation Rights.

(b)	The Company must apply for quotation on the official list of the ASX for Shares acquired under this Plan.

(c)	Any costs incurred in obtaining that official quotation shall be borne by the Company.

11.10	Application of Income Tax Assessment Act 1997

(a)	(Salary Contribution Arrangement) Subdivisions 83A-C of the Tax Act 1997 applies Shares granted to the Participant pursuant to the Plan in respect of a Salary Contribution Arrangement (subject to the requirements of that Act).

(b)	(Performance Rights, Share Appreciation Rights and Options) Performance Rights, Share Appreciation Rights and Options under the Plan are tax deferred rights under 83A-C of the Tax Act 1997 and must not be sold or transferred to another party other than in accordance with the terms of the Plan.

12	Lapse

12.1	Lapse of Awards

Unless the Board decides otherwise, if an event in the table below occurs in respect of an Eligible Participant, the Eligible Participant’s Options, Performance Rights and Share Appreciation Rights are treated in accordance with the following table:

Event	Options		Performance Rights		Share Appreciation Rights
	On or before Vesting Date	During the Exercise Period	On or before Vesting Date	During the Exercise Period	Between Grant Date and Vesting
Eligible Participant’s lawful termination from employment with the Group or consultancy arrangement with the Group	Options lapse immediately	The Expiry Date is adjusted to the date set out in the Offer or a later date decided by the Board	Performance Rights lapse immediately	The Expiry Date is adjusted to the date set out in the Offer or a later date decided by the Board	Share Appreciation Rights lapse immediately
Eligible Participant’s resignation or vacation from the Board, employment or consultancy with the Group.	Options lapse immediately	The Expiry Date is adjusted to the date set out in the Offer or a later date decided by the Board	Performance Rights lapse immediately	The Expiry Date is adjusted to the date set out in the Offer or a later date decided by the Board	Share Appreciation Rights lapse immediately
Eligible Participant being made redundant	Options lapse immediately	The Expiry Date is adjusted to the date set out in the Offer or later date is decided by the Board	Performance Rights lapse immediately	The Expiry Date is adjusted to the date set out in the Offer or later date is decided by the Board	Share Appreciation Rights lapse immediately
Death or disability (so that unable to perform normal duties – in the opinion of a medical practitioner nominated by the board) of the Eligible Participant	Options lapse 90 days after the date of death or disability	There is no adjustment and the representative of the Eligible Participant’s estate may exercise the Options before the Expiry Date	Performance Rights do not lapse	There is no adjustment and the representative of the Eligible Participant’s estate may exercise the Performance Rights before the Expiry Date	Share Appreciation Rights do not lapse
Eligible Participant loses Control of their Permitted Nominee and the Awards are not transferred to the Eligible Participant under rule 5.5(d)	Options lapse immediately	Options lapse immediately	Performance Rights lapse immediately	Performance Rights lapse immediately	Share Appreciation Rights lapse immediately

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13	Change of Control

13.1	Board to notify Participant of Change of Control Trigger Event

The Board must, as soon as reasonably practicable, give written notice to each Participant of a Change of Control Trigger Event.

13.2	Action available to the Board for unexercised Options or Performance Rights

If a Change of Control Trigger Event occurs, the Company may:

(a)	buy-back Options or Performance Rights held by a Participant for:

(i)	an amount agreed with the Participant; or

(ii)	without the agreement of the Participant, the fair value of the Options or Performance Rights, being the value of the Options or Performance Rights decided by the Board and calculated in accordance with the Black-Scholes valuation model, using a volatility factor calculated using the closing price of Shares on ASX for the 12 months before the date of the calculation;

(b)	arrange for options, performance rights or other rights to acquire shares or other equity interests in the Bidder to be granted to the Participants on substantially the same terms as the Options or Performance Rights, but with any appropriate and reasonable adjustments decided by the Board to the number of shares in the Bidder to be issued on exercise of those options or performance rights or the exercise price of those options or performance rights, to ensure the Participants are not materially financially disadvantaged;

(c)	allow the Options or Performance Rights to continue in accordance with their terms;

(d)	allow the Options or Performance Rights to vest immediately and be exercised by a Participant (regardless of whether any Vesting Conditions have been satisfied); or

(e)	proceed with a combination of any of the alternatives in rules 13.2(a), (b), (c) and (d).

13.3	Treatment of Share Appreciation Rights

(a)	Unless the Board decided otherwise, if a Change of Control Trigger Event occurs, the Vesting Date of all Share Appreciation Rights is the date on which the Change of Control Trigger Event occurs, or another date the Board decide.

(b)	After a Change of Control Trigger Event occurs, the Board must decide whether the Share Appreciation Rights or a pro rata proportion of Share Appreciation Rights Vest on the Vesting Date (as determined under rule 13.3(a)) having regard to the performance of the Company and the relevant Eligible Participant, the Vesting Conditions and any other circumstances the Board decides are relevant.

(c)	If the Board decides that Share Appreciation Right Vest under rule 13.3(b), the Company must either:

(i)	issue, transfer or allocate Shares to Participants as soon as reasonably practicable;

(ii)	pay to the Participant a cash payment for the Share Appreciation Right under rules 9.2 and 10.3 respectively;

(iii)	arrange for shares or other equity interests to be issued in the Bidder in lieu of Shares on the terms decided by the Board as soon as reasonably practicable; or

(iv)	proceed with a combination of the alternatives in rules 13.3(c)(i) or 13.3(c)(ii).

(d)	If the Board decides that Share Appreciation Rights do not Vest under rule 13.3(b):

(i)	the Board may arrange for rights in the Bidder to be granted to the Participant on terms decided by the Board and the Share Appreciation Rights will immediately lapse; or

(ii)	those Share Appreciation Rights immediately lapse, unless the Board decides otherwise.

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13.4	Action available to the Board for Shares

(a)	The Board may specify in the Offer a particular treatment that will apply to Shares upon the occurrence of a Change of Control Trigger Event.

(b)	The Company and the Participant agree that a Participant may be provided with shares in the Bidder in substitution for the Shares, on substantially the same terms as the Shares, but with appropriate adjustments as to the number and type of Shares.

13.5	Participants to cooperate and attorney

Each Participant:

(a)	must do all acts, matters or things which are necessary or desirable to give effect rules 13.2, 13.3 and 13.4; and

(b)	irrevocably appoints any two Directors as its attorney for the purpose of performing any act required of it under rules 13.2, 13.3 and 13.4.

14	Issue, transfer or allocation Shares on Exercise and Vesting

14.1	Issue, transfer or allocation of Shares

The Company will issue, or procure the Trust to transfer or allocate (if applicable), Shares to a Participant at the next Board meeting, or within 20 Business Days, whichever first occurs after:

(a)	in the case of Options or Performance Rights, receiving a valid Notice of Exercise and the Exercise Price; or

(b)	in the case of Share Appreciation Rights, the Participant becomes entitled to Shares.

14.2	Application for quotation

If the Shares are officially quoted by ASX, the Company will apply to ASX for official quotation of any Shares issued, transferred or allocated (unless already quoted) to a Participant within the time prescribed by the Listing Rules but, in any event, within ten Business Days of the issue of those Shares.

14.3	Ranking of Shares

A Share issued, transferred or allocated:

(a)	on the exercise of any Option or Performance Rights; or

(b)	under a Share Appreciation Right after Vesting,

(c)	ranks equally with all existing Shares of that class from the date of allotment, subject to the terms of the trust deed constituting the Trust (if relevant).

15	Disposal Restriction

15.1	No disposal of Shares for a specified period

If an Offer contains a Disposal Restriction, the Participant must comply with the Disposal Restriction (or direct the trustee of the Trust, if applicable to do so) in relation to all Shares issued, transferred or allocated:

(a)	under an Award;

(b)	on exercise of the Options or Performance Rights; or

(c)	after Vesting of the Share Appreciation Rights, for the period specified in the Offer.

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15.2	No disposal of Shares for a specified period

Except as provided in this document or an Offer or otherwise determined by the Board, a Participant may not Dispose of any interest in a Share issued, transferred or allocated under rule 7 until the earlier of:

(a)	the end of the period of three years (or any longer period specified in an Offer) commencing on the date of issue or transfer of the Share;

(b)	the date on which the Participant is no longer employed by a Group member; and the end of any other period determined by the Board in accordance with relevant law.

15.3	Holding locks or other procedures

If the Shares issued, transferred or allocated:

(a)	under an Award;

(b)	on the exercise of Options or Performance Rights;

(c)	after Vesting of Share Appreciation Rights; or

(d)	are subject to a Disposal Restriction, the Company (or the trustee of the Trust if relevant) may implement any procedure (including a holding lock) it considers appropriate to ensure the Disposal Restriction is complied with for the period specified in the Offer.

15.4	Restrictions cease on Change of Control Trigger Event

A Disposal Restriction ceases to apply immediately upon a Change of Control Trigger Event occurring. As soon as reasonably practicable after the Change of Control Trigger Event occurs, the Company or the trustee of the Trust (if applicable) must release the Shares from any procedure in place under rule 15.3.

16	Notice

16.1	Method of giving notice

(a)	A notice, consent or communication under this document is only effective if it is:

(b)	in writing, signed by or on behalf of the person giving it;

(c)	addressed to the person to whom it is to be given; and

(d)	given as follows:

(i)	delivered by hand to that person’s address;

(ii)	sent to that person’s address by prepaid mail or by prepaid airmail, if the address is overseas;

(iii)	sent by fax to that person’s fax number where the sender receives a transmission confirmation report from the despatching machine indicating the transmission has been made without error and showing the relevant number of pages and the correct destination fax number or name of recipient; or

(iv)	sent by email to that person’s email address where the sender receives an email receipt or other written confirmation from the recipient to the sender which indicates that the email was received at the email address of the recipient.

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16.2	When is notice given

A notice, consent or communication given under rule 16.1 is given and received on the corresponding day set out in the table below. The time expressed in the table is the local time in the place of receipt.

If a notice is	It is given and received on
Delivered by hand or sent by fax or email	(a) that day, if delivered by 5.00pm on a Business Day; or (b) the next Business Day, in any other case.
Sent by post	(a) three Business Days after posting, if sent within Australia; or (b) seven Business Days after posting, if sent to or from a place outside Australia.

16.3	Participant’s address for notices

A Participant’s address, fax number and email address are as shown in the Company’s records or as otherwise notified by the Participant to the Company.

16.4	Company’s address for notices

The Company’s address for notices, including the Acceptance and Notice of Exercise is as set out in this document or as otherwise notified by the Company to the Participant:

Name	Radiopharm Theranostics Limited ACN 647 877 889
Attention	Phillip Hains
Address	PO Box 655, Carlton South Vic 3053
Email	Phillip@thecfo.com.au

16.5	Notices to Permitted Nominees

Any notice or direction given under this Plan to a Permitted Nominee is validly given if it is given to the associated Eligible Participant under rule 16.1.

17	Amendment of the Plan

17.1	Amendment

Subject to rule 17.2, the Board may amend the Plan in any manner it decides.

17.2	Restrictions

The Board must not make any amendment to the Plan which would have the effect of materially adversely affecting or prejudicing the rights of any Participant holding Awards at that time, except for amendments:

(a)	to comply with the Constitution, Corporations Act, Listing Rules or any other law affecting the maintenance or operation of the Plan;

(b)	to correct a manifest error;

(c)	to address potential adverse tax implications affecting the Plan arising from changes to laws relating to taxation, the interpretation of laws relating to taxation by the relevant governmental authorities (including the release of any ruling), courts or tribunals.

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18	Termination of the Plan

The Plan may be terminated or suspended at any time by the Board and that termination or suspension will not have any effect on or prejudice the rights of any Participant holding Awards at that time.

19	Administration of the Plan

19.1	Authority to form policy and delegation

(a)	The Board may make policy and regulations for the operation of the Plan which are consistent with the Plan and may delegate necessary functions to an appropriate service provider or employee capable of performing those functions and implementing those policies.

(b)	The Board may delegate functions and powers under this Plan as it considers appropriate, for the efficient administration of the Plan, to a committee made up of a person or persons capable of performing those functions and exercising those powers.

19.2	Obligations of Board

The Board in exercising a power or discretion conferred on it by this Plan is not under a fiduciary or other obligation to any other person.

19.3	Board decisions

The decision of the Board as to the interpretation, effect or application of this Plan is final.

19.4	Board, Company and delegates may act in its absolute discretion

Where the Board, the Company or their delegates may exercise any right or discretion or make any decision under this document, it may do so in its absolute discretion, conditionally or unconditionally, and without being required to give reasons or act reasonably. Rule 19.4 applies unless this document expressly requires otherwise.

19.5	Independent advice by Board

The Board or a committee may take and rely upon independent professional or expert advice on the exercise of any of their powers or discretions under this Plan.

20	Rights of Eligible Participants and Participants

Nothing in this Plan:

(a)	confers on any Eligible Participant the right to continue as a Director, an Eligible Employee or a Consultant;

(b)	affects any rights a member of the Group may have to terminate the employment of any Eligible Employee or any agreement with a Director, director of a Group member or Consultant; or

(c)	may be used to increase damages in any action brought against the Company or any Related Body Corporate, other than an action arising solely out of a Participant’s rights under the Plan.

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21	Trust

21.1	Establishment of Trust

The Company may create a Trust from time to time for the purpose of holding, transferring or allocating Awards (or Shares on exercise or vesting of an Award) in connection with this Plan and any other employee incentive plan operated by the Company or its subsidiaries from time to time, in which case this rule 21 shall apply.

21.2	Rights and obligations

The Board may determine and conclude such arrangements with a Trustee, and enforce or prosecute any rights and obligations under such agreements, without reference or recourse to the Participants under this Plan. Subject to the terms of the trust deed and without limiting the Company’s rights in this regard, the Company may, pursuant to and in accordance with any such agreements:

(a)	provide funds to the Trustee in order to allow the Trustee to subscribe for and/or acquire Shares to be held on behalf of Participants under this Plan;

(b)	pay the Trustee for services provided in connection with this Plan and the Trust;

(c)	remove the Trustee and appoint a new trustee (and make any necessary arrangements or provisions for the transfer of a Participant’s Shares held by the Trustee to a new trustee); and

(d)	otherwise exercise any rights, responsibilities or powers afforded to it under its trust deed.

21.3	Costs

The Board may determine the manner in which any costs associated with the Trust and the costs incurred in the course of the performance by the Trustee of its role and duties under this Plan and the trust deed are to be borne.

21.4	Administration and holding statements

The Trustee must administer the Trust and hold Shares under the Plan in accordance with this Plan, the trust deed and any procedures determined by the Company and as agreed to between the Board and the Trustee.

21.5	Registration of Participant’s Shares

Unless the Board determines otherwise, Participant’s Shares allocated in the Trust will be registered in the name of the Trustee.

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22	General

22.1	Listing Rules and Constitution

(a)	This Plan, the entitlements of Participants, and any obligations of the Company, under this Plan are subject to the Constitution, the Listing Rules, the Corporations Act and any other applicable law.

(b)	Despite any other rule of this Plan, every covenant or other provision set out in an exemption from, or modification to, the provisions of the Corporations Act granted from time to time by ASIC in respect of the Plan, and required to be included in this Plan in order for the exemption or modification to have effect, is deemed to be included in this Plan. To the extent that any covenant, or other provision deemed to be included in this Plan is inconsistent with any other rule of this Plan, the deemed covenant or other provision will prevail.

22.2	Costs

(a)	The Company must pay all the expenses, costs and charges incurred in operating the Plan.

(b)	The Company is not responsible for any duties or taxes which may become payable in connection with the grant of Awards, the issue, transfer or allotment of Shares on exercise of Options or Performance Rights, vesting of Share Appreciation Rights or any other dealing with Awards (including, but not limited to, as a result of a transaction contemplated by rules 5.5(d), 13.2 or 13.3).

22.3	Advice

Participants should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of, or relating to, participating in the Plan.

22.4	Governing law and jurisdiction

(a)	Queensland law governs this document and the rights of Participants under the Plan.

(b)	Each Participant, the Company and the Board (and their delegates) irrevocably submits to the non-exclusive jurisdiction of the Queensland courts and courts competent to hear appeals from those courts.

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